Exhibit 9(ii) under From N-1A
                       Exhibit 10 under Item 601/Reg. S-K

                                       EXHIBIT B

                       FUNDS PARTICIPATING IN SERVICES AGREEMENT
                                   as of June 1, 1998

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

Fund Name                                                                   Trading
                                                                 CUSIP       Symbol    Date

Federated Adjustable Rate U.S. Government Fund, Inc.             314072109             Nov., 1996
Federated High Yield Trust                                       314197104   FHYTX     May 2,1994
Federated Intermediate Municipal Trust                           458810108             Nov., 1996
Federated Mid-Cap Fund                                           31420E205             August, 1995
Federated Mini-Cap Fund                                          31420E304             August, 1995
Federated Ohio Intermediate Municipal Trust                      458810405             Nov., 1995
Federated Pennsylvania Intermediate Municipal Trust              458810306             Nov., 1995
Federated Stock Trust                                            313900102   FSTKX     Nov. 14, 1994
Federated US Government Bond Fund                                314284100   FEDBX     Nov 14, 1994

Institutional Service Shares of:
Federated ARMs Fund                                              314082207   FASSX.    May 2,1994
Federated GNMA Trust                                             314184201   FGSSX     May 2,1994
Federated Government Fund                                        31428Q804             May, 1998
Federated Income Trust                                           314199209   FITSX     May 2,1994
Federated Intermediate Income Fund                               314199209             May 2, 1994
Federated Limited Duration Fund                                  31428Q309             May, 1998
Federated Limited Duration Government Fund                       31428Q606             May, 1998
Federated Max-Cap Fund                                           31420E403   N/A       Nov. 14,1994
Federated Short-Term Income Fund                                 31420C308             May 2, 1994
Federated Short-Term Municipal Trust                             825253206   FSHSX     May 2,1994
Federated Total Return Bond Fund                                 31428Q507             May, 1998
Federated U.S. Government Securities Fund: 1-3 Years             313901209   FSGIX     May 2, 1994
Federated U.S. Government Securities Fund: 2-5 Years             314200205   FIGIX
May 2,1994
Federated U.S. Government Securities Fund: 5-10 Years            31428S206             Feb.,
1996
Prime Obligations Fund                                           60934N708             Nov., 1996

Class A Shares of:
Federated Aggressive Growth Fund                                 314172875             Feb., 1997
Federated American Leaders Fund, Inc.                            313914103             Nov., 1996
Federated Asia Pacific Growth Fund                               981487507             May, 1996
Federated Bond Fund                                              461444507             Nov., 1996
Federated Emerging Markets Fund                                  981487804             May, 1996
Federated Equity Income Fund, Inc.                               530461102   LEIFX     Nov. 14,1994
Federated European Growth Fund                                   981487861             May, 1996
Federated Fund for U.S. Government Securities, Inc.              314182106             Nov., 1995
Federated Government Income Securities, Inc.                     313912206             Aug. 1996
Federated Growth Strategies Fund                                 314172107             Nov. 14, 1994
Federated High Income Bond Fund, Inc.                            314195108             Aug., 1996
Federated International Equity Fund                              46031P308   FTITX     Nov. 14,1994
Federated International High Income Fund                         981487762             Feb., 1997
Federated International Income Fund                              46031P100   FTIIX     Nov. 14,1994
Federated International Small Company Fund                       981487838             May, 1996
Federated Latin American Growth Fund                             981487796             May, 1996
Federated Limited Term Municipal Fund                            338319403             Aug., 1996
Federated Municipal Opportunities Fund, Inc.                     313910200             Nov., 1996
Federated Municipal Securities Fund, Inc.                        530900109 LMSFX       Nov. 14,1994
Federated Pennsylvania Municipal Income Fund                     625922505             Nov., 1995
Federated Small Cap Strategies Fund                              314172404             Dec., 1997
Federated Stock and Bond Fund, Inc.                              86101A104   FSTBX     Nov. 14, 1994
Federated Strategic Income Fund                                  338319700   N/A       Nov. 14,1994
Federated Utility Fund, Inc.                                     314286105             Aug., 1996
Federated World Utility Fund                                     981487101   N/A       Nov. 14,1994

Class B Shares of:
Federated Aggressive Growth Fund                                 314172867             Feb., 1997
Federated Government Income Securities, Inc.                     313912305             May, 1996
Federated High Income Bond Fund                                  314195207             Aug., 1996
Federated International High Income Fund                         981487754             Feb., 1997
Federated Utility Fund, Inc.                                     314286204             Aug., 1996

Class C Shares of:
Federated Aggressive Growth Fund                                 314172305             Feb., 1997
Federated Government Income Securities, Inc.                     313912404             May, 1996
Federated High Income Bond Fund                                  314195306             Aug., 1996
Federated International High Income Fund                         981487747             Feb., 1997
Federated Utility Fund, Inc.                                     314286303             Aug., 1996

Select Shares of:
Federated Managed Aggressive Growth Fund                         56166K800   N/A       Nov. 14,1994
Federated Managed Growth Fund                                    56166K602   N/A       Nov. 14, 1994
Federated Managed Growth & Income Fund                           56166K404   N/A       Nov. 14,1994
Federated Managed Income Fund                                    56166K206   N/A       Nov. 14,1994

F Shares of:
Federated California Municipal Income Fund                       625922109   N/A       Nov. 14,1994
Federated Government Income Securities, Inc.                     313912107             May, 1996
Federated Limited Term Municpal Fund                             338319502             Aug., 1996
Federated New York Municipal Income Fund                         625922208   NYIFX     Nov. 14,1994
Federated Ohio Municipal Income Fund                             625922307             Aug., 1996
Federated Utility Fund, Inc.                                     314286402             Aug., 1996

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